Exhibit (12)

                           NEW YORK TELEPHONE COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (In millions) (Unaudited)


                                                              For the
                                                            Three Months
                                                               Ended
                                                              March 31,                For the Year Ended December 31,
                                                                1997        1996         1995        1994       1993         1992
                                                               ------     ---------------------------------------------------------
Earnings
   Earnings before Interest Expense,
    Extraordinary Item and Cumulative
    Effect of Change in Accounting Principle                   $214.8     $1,062.8     $  807.3     $659.4     $430.2      $1,219.3
   Federal, State and Local Income Taxes                         54.7        381.6        226.9      140.4      (67.8)        342.8
   Estimated Interest Portion of Rental Expense                   8.8         30.2         30.2       31.6       36.3          38.9
                                                               ------     --------     --------     ------     ------      --------
       Total Earnings                                          $278.3     $1,474.6     $1,064.4     $831.4     $398.7      $1,601.0
                                                               ======     ========     ========     ======     ======      ========

Fixed Charges
   Total Interest Deductions                                   $106.9     $  288.5     $  306.8     $314.4     $348.6      $  362.9
   Estimated Interest Portion of Rental Expense                   8.8         30.2         30.2       31.6       36.3          38.9
                                                               ------     --------     --------     ------     ------      --------
       Total Fixed Charges                                     $115.7     $  318.7     $  337.0     $346.0     $384.9      $  401.8
                                                               ======     ========     ========     ======     ======      ========

Ratio of Earnings to Fixed Charges                               2.41         4.63         3.16       2.40       1.04          3.98
                                                               ======     ========     ========     ======     ======      ========



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